EXHIBIT 99.3

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY)
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD ENDED
JUNE 30, 2006

INDEX TO FINANCIAL STATEMENTS

Basis of Presentation	F-35
Unaudited Pro Forma Consolidated Balance Sheets as of June 30, 2006	F-36
Unaudited Pro Forma Consolidated Statements of Income (Loss) and Comprehensive Income (Loss) for the three months ended June 30, 2006	F-37
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-38

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY)

Basis of Presentation

On October 11, 2006, Sport Source, Inc. (“SPSI”) and the Shareholders of Kinfair Holdings Limited (“KHL”), (collectively, “Shareholders”) closed the transactions contemplated by the Share Exchange Agreement of September 24, 2006. Pursuant to the Share Exchange Agreement, Shareholders have agreed to transfer to SPSI and SPSI has agreed to acquire from the Shareholders, all of the Share of KHL (the “Share”), which Share constitute 100% of the outstanding capital stock of KHL, in exchange for 7,500,000 shares of SPSI’s Common Stock, which shares shall constitute 59.34% of the fully diluted outstanding shares of SPSI’s Common Stock immediately after the closing of the transactions. This share exchange transaction resulted in those Shareholders obtaining a majority voting interest in SPSI. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the share exchange transaction has been accounted for as a recapitalization of KHL.

The unaudited pro forma consolidated financial statements of KHL in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreements. The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the share exchange occurred on April 1, 2006. The unaudited pro forma consolidated statements of income (loss) and comprehensive income (loss) were prepared as if the transactions were consummated on April 1, 2006. These unaudited pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD
AND SUBSIDIARY) UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEETS JUNE 30, 2006
(UNAUDITED)

	Sport Source, Inc.	Henan Jinding Chemicals Co., Ltd.	Combined	Pro forma adjustment		Pro forma
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$10,158	$2,117,135	$2,127,293	$		$2,127,293
Restricted cash	13	2,438,841	2,438,854			2,438,854
Notes receivable		70,789	70,789			70,789
Inventories, net of reserve for obsolete inventories		4,497,991	4,497,991			4,497,991
Other receivables, prepaid expenses, and other assets	2,400	34,861	37,261			37,261
Due from employees	-	49,152	49,152			49,152
Marketable securities		15,095	15,095			15,095
Prepayments for good		1,817606	1,817,606			1,817,606
Total current assets	12,571	11,041,470	11,054,041		-	11,054,041

Plant and equipment, net		10,140,579	10,140,579			10,140,579
Land use rights, net	-	1,533,680	1,533,680			1,533,680
Construction in progress	-	2,659,142	2,659,142			2,659,142
Deposits	-	210,740	210,740			210,740
Notes receivable	-	1,250,688	1,250,688			1,250,688
Deferred taxes		425,492	425,492			425,492
TOTAL ASSETS	12,571	$27,261,791	$27,274,362		$-	$27,274,362

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,000	$5,876,207	$5,879,207	$		$5,879,207
Other payables and accrued liabilities		527,805	527,805			527,805
Short term debt	-	6,322,127	6,322,127			6,322,127
Notes payables	-	816,699	816,699			816,699
Customer deposits	-	1,701,620	1,701,620			1,701,620
Due to a shareholder		1,164,624	1,164,624			1,164,624
Due to employees	-	16,559	16,559			16,559
Taxes payable	-	407,141	407,141			407,141
Total current liabilities	3,000	16,832,782	16,835,782		-	16,835,782
LONG-TERM LIABILITIES
Deferred taxes	$-	$1,281,559	$1,281,559	$		$1,281,559
Due to employees	-	94,195	94,195			94,195
Total long-term liabilities	-	1,375,754	1,375,754			1,375,754

TOTAL LIABILITIES	3,000	18,208,536	18,211,536			18,211,536

SHAREHOLDERS’ EQUITY
Common share capital	$18,840	$-	$18,840		$(6,200)	$12,640
Additional paid-in capital	88,260	4,591,091	4,679,351		6,200	4,685,551
Accumulated gains (losses)	(97,529)	4,284,538	4,187,009			4,187,009
Accumulated other comprehensive income		177,626	177,626			177,626
Total Shareholders’ equity	9,571	9,053,255	9,062,826			9,062,826
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,571	$27,261,791	$27,274,362		$-	$27,274,362

See accompanying notes to the unaudited pro forma consolidated financial statements.

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD AND SUBSIDIARY)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME  (LOSS) FOR THE THREE MONTHS ENDED JUNE 30, 2006

	Sport Source, Inc.	Henan Jinding Chemicals Co., Ltd.	Combined	Pro forma adjustment		Pro forma

REVENUES	$2	$9,285,031	$9,285,033			$$9,285,033

COST OF GOODS SOLD	-	(7,611,623)	(7,611,623)			(7,611,623)

GROSS PROFIT	2	1,673,408	1,673,410			1,673,410

Professional fees	6,785	-	-			6,785
Selling and distribution expenses	-	237,624	237,624			237,624
General and administrative expenses	2,883	229,160	232,043			232,043
PROFIT (LOSS) FROM OPERATIONS	(9,666)	1,206,624	1,196,958			1,196,958

OTHER INCOME (EXPENSES)

Interest expense, net	47	(67,340)	(67,293)			(67,293)

Other (loss) income, net	-	(20,056)	(20,056)			(20,056)

PROFIT (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	(9,619)	1,119,228	1,109,609			1,109,609

INCOME TAXES	-	380,575	380,575			380,575

INCOME (LOSS) FROM OPERATIONS BEFORE MINORITY INTERESTS	(9,619)	738,653	729,034			729,034

MINORITY INTERESTS	-	-	-			-

NET (LOSS) INCOME	(9,619)	738,653	729,034		-	729,034

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation gain	-	23,407	23,407			23,407
Unrealized gain on marketable securities	-	2,482	2,482			2,482
OTHER COMPREHENSIVE INCOME BEFORE TAX	-	25,889	25,889			25,889
INCOME TAX EXPENSE RELATED TO OTHER COMPREHENSIVE INCOME	-	8,543	8,543			8,543
OTHER COMPREHENSIVE INCOME		17,346	17,346			17,346
COMPREHENSIVE (LOSS) INCOME, NET	$(9,619)	$755,999	$746,380	$		$746,380

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC AND DILUTED	18,840,000	-	18,840,000		(6,200,000)	12,640,000

Net (loss) income per common share, basic and diluted	$(0.00)	$-	$0.04		$-	$0.06

See accompanying notes to the unaudited pro forma consolidated financial statements.

KINFAIR HOLDINGS LIMITED AND SUBSIDIARIES
(FORMERLY HENAN JINDING CHEMICALS CO., LTD AND SUBSIDIARY)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
STATEMENTS FOR THE THREE MONTHS ENDED JUNE 30, 2006

The following adjustments to the unaudited pro forma consolidated financial statements are based on the assumption that the share exchange was consummated on April 1, 2006.

(a)
Adjustment to reflect the share capital had the share exchange occurred on April 1, 2006. According to the share exchange agreement, prior to the closing date, James Tubbs, the principal shareholder and current officer and director cancelled a total number of 13,700,000 shares of SPSI’s Common Stock. SPSI issued 7,500,000 shares to exchange of 100% capital stock of KHL. Upon consummation of the transaction contemplated herein, there should be 12,640,000 shares of SPSI’s Common Stock issued and outstanding.